                                                                   Exhibit 10.23









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                               STOCK PURCHASE AGREEMENT


                                    BY AND BETWEEN


                           SCRIPTGEN PHARMACEUTICALS, INC.


                                         AND


                                 BIOCHEM PHARMA INC.


                                  DECEMBER 12, 1997



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

                                  TABLE OF CONTENTS

                                                                            PAGE
ARTICLE I
DEFINITIONS; INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.1    CERTAIN DEFINED TERMS. . . . . . . . . . . . . . . . . .   1
     Section 1.2    INTERPRETATION . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE II
PURCHASE AND SALE OF STOCK: CLOSING. . . . . . . . . . . . . . . . . . . . .   5
     Section 2.1    TRANSFER OF STOCK. . . . . . . . . . . . . . . . . . . .   5
     Section 2.2    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . .   5
     Section 2.3    CONSIDERATION FOR STOCK. . . . . . . . . . . . . . . . .   5
     Section 2.4    CLOSING DELIVERIES OF THE COMPANY. . . . . . . . . . . .   6
     Section 2.5    CLOSING DELIVERIES BY BUYER. . . . . . . . . . . . . . .   6

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . . . . . .   7
     Section 3.1    REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. .   7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . . . . . .  17
     Section 4.1    ORGANIZATION OF BUYER. . . . . . . . . . . . . . . . . .  17
     Section 4.2    AUTHORIZATION; VALIDITY. . . . . . . . . . . . . . . . .  17
     Section 4.3    NO CONFLICT OR VIOLATION . . . . . . . . . . . . . . . .  17
     Section 4.4    NO BROKERS . . . . . . . . . . . . . . . . . . . . . . .  18
     Section 4.5    INVESTMENT . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE V
CONDITIONS TO THE COMPANY'S OBLIGATIONS. . . . . . . . . . . . . . . . . . .  18
     Section 5.1    REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . . . .  18
     Section 5.2    NO INJUNCTION. . . . . . . . . . . . . . . . . . . . . .  18
     Section 5.3    OPINION OF COUNSEL . . . . . . . . . . . . . . . . . . .  19
     Section 5.4    PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 5.5    CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .  19
     Section 5.6    CONSENTS . . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 5.7    AMENDMENT OF RESTATED CERTIFICATE; AMENDED AND
                    RESTATED STOCKHOLDERS AGREEMENT; REGISTRATION RIGHTS
                    AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 5.8    ABSENCE OF LITIGATION. . . . . . . . . . . . . . . . . .  19
     Section 5.9    SECURITIES LAW COMPLIANCE. . . . . . . . . . . . . . . .  19
     Section 5.10   ALL PROCEEDINGS TO BE SATISFACTORY . . . . . . . . . . .  20
     Section 5.11   CLOSING DATE.. . . . . . . . . . . . . . . . . . . . . .  20
     Section 5.12   RESEARCH AGREEMENT.. . . . . . . . . . . . . . . . . . .  20

ARTICLE VI
CONDITIONS TO BUYER'S OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . .  20
     Section 6.1    REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . . . .  20
     Section 6.2    CONSENTS . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 6.3    NO INJUNCTION. . . . . . . . . . . . . . . . . . . . . .  20
     Section 6.4    DOCUMENTS TO BE DELIVERED BY COMPANY . . . . . . . . . .  21
     Section 6.5 AMENDMENT OF RESTATED CERTIFICATE; AMENDED AND RESTATED STOCKHOLDERS AGREEMENT; REGISTRATION RIGHTS AGREEMENT. . 21
     Section 6.6    ABSENCE OF LITIGATION. . . . . . . . . . . . . . . . . .  22
     Section 6.7    SECURITIES LAW COMPLIANCE. . . . . . . . . . . . . . . .  22
     Section 6.8    ALL PROCEEDINGS TO BE SATISFACTORY . . . . . . . . . . .  22
     Section 6.9    CLOSING DATE.. . . . . . . . . . . . . . . . . . . . . .  22
     Section 6.10   RESEARCH AGREEMENT.. . . . . . . . . . . . . . . . . . .  22

ARTICLE VII
POST-CLOSING COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 7.1    FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . .  22
     Section 7.2    PUBLIC ANNOUNCEMENTS . . . . . . . . . . . . . . . . . .  22
     Section 7.3    AVAILABILITY OF COMMON STOCK FOR CONVERSION AND
          EXERCISE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VIII
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Section 8.1    SURVIVAL, REPRESENTATIONS AND WARRANTIES . . . . . . . .  23
     Section 8.2    INDEMNIFICATION OBLIGATION OF THE COMPANY. . . . . . . .  23
     Section 8.3    INDEMNIFICATION OBLIGATION OF BUYER. . . . . . . . . . .  24
     Section 8.4    INDEMNIFICATION PROCEDURES . . . . . . . . . . . . . . .  24
     Section 8.5    PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE IX
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 9.1    ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 9.2    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 9.3    CHOICE OF LAW. . . . . . . . . . . . . . . . . . . . . .  27
     Section 9.4    ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS . . . . . . . .  27
     Section 9.5    COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . .  28
     Section 9.6    INVALIDITY . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 9.7    HEADINGS . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 9.8    EXPENSES . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 9.9    SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . .  28
     Section 9.10   TIME IS OF THE ESSENCE; COMPUTATION OF TIME. . . . . . .  28
     Section 9.11   WAIVER OF JURY TRIAL.. . . . . . . . . . . . . . . . . .  28
     Section 9.12   VOTING AGREEMENTS. . . . . . . . . . . . . . . . . . . .  29
     Section 9.13   AMALGAMATION.  . . . . . . . . . . . . . . . . . . . . .  29
     Section 9.14   STANDSTILL AGREEMENT.  . . . . . . . . . . . . . . . . .  29

                                       EXHIBITS

Exhibit A -    Financial Statements
Exhibit B -    Intentionally Omitted
Exhibit C -    Form of Restated Articles of Incorporation
Exhibit D -    Form of Stockholders Agreement
Exhibit E -    Form of Registration Rights Agreement
Exhibit F -    Form of Warrant Agreement
Exhibit G -    Form of Research and License Agreement


                                 DISCLOSURE SCHEDULE

Section 3.1(a) -    Directors and Officers
Section 3.1(b) -    Capitalization
Section 3.1(d) -    Consents
Section 3.1(f) -    Title to Assets
Section 3.1(i) -    Subsequent Events
Section 3.1(l) -    Tax Matters
Section 3.1(m) -    Intellectual Property
Section 3.1(n) -    Contracts
Section 3.1(p) -    Litigation
Section 3.1(r) -    Transactions with Affiliates
Section 3.1(s) -    Funded Debt

                               STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT, dated as of December 12, 1997, by and between SCRIPTGEN PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), and BIOCHEM PHARMA INC., a Canadian corporation (the "BUYER"). The Company and the Buyer are referred to collectively herein as the "PARTIES".

          WHEREAS, Buyer desires to purchase from the Company, and the Company desires to sell, transfer and convey to Buyer, 5,713,034 shares of Series D Convertible Preferred Stock, par value $.01 per share, of the Company, convertible, immediately following the Closing, into 20% of the shares of the Company's Common Stock outstanding on a fully-diluted basis for a total consideration of US$20 million (the "STOCK"), all subject to the terms and conditions of this Agreement. The Stock shall have the rights, restrictions, privileges and preferences as set forth in the form of the Amended and Restated Articles of Incorporation, set forth as EXHIBIT C attached hereto.

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                           ARTICLE I
                             DEFINITIONS; INTERPRETATION

          Section 1.1 CERTAIN DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "1934 ACT" means the Securities Exchange Act of 1934, as amended.

          "AFFILIATE" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

          "AFFILIATED GROUP" shall mean any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

          "ARTICLES" shall mean the Restated Articles of Incorporation attached as EXHIBIT C hereto.

          "BALANCE SHEET" shall mean the audited consolidated balance sheet of the Company as at December 31, 1996, together with the notes thereon, previously delivered to Buyer and attached hereto as part of EXHIBIT A.

          "BUYER GROUP" means any corporation or other entity controlling, controlled by or under common control with the Buyer.

          "CHANGE OF CONTROL" shall be deemed to have taken place if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes the beneficial owner, directly or indirectly, of a majority of the Common Stock or (ii) as the result of a contested election (a "Proxy Contest"), the persons who were directors of the Company immediately before the Proxy Contest or whose election was recommended by the Board of Directors of the Company in the Proxy Contest do not constitute a majority of the Board of Directors of the Company immediately after the Proxy Contest.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COMMON STOCK" means the Company's Common Stock, par value $.01 per share.

          "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock to be issued upon exercise of the Options or the conversion or exchange of Convertible Securities (whether or not such securities are actually exercisable at such time) but excluding the Warrant Shares (as that term is defined in the Warrant Agreement (attached as Exhibit F hereto)).

          "COMPANY PROPRIETARY RIGHTS" shall mean all Proprietary Rights owned or used by the Company, along with all income, royalties, damages and payments due or payable at the Closing or thereafter (including, without limitation, damages and payments for past and future infringements or misappropriation thereof), the right to sue and recover for past infringement or misappropriation thereof, and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Proprietary Rights.

          "CONTROLLED GROUP" has the meaning set forth in Section 1563 of the Code.

          "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

          "FINANCIAL STATEMENTS" has the meaning specified in SECTION 3.2(G).

          "FUNDED DEBT" of the Company shall mean, without duplication, all obligations under indebtedness for borrowed money (including, without limitation, principal, interest, overdrafts, penalties, premiums, fees, expenses, indemnities and breakage costs), all obligations under capital leases, notes payable, guaranties and drafts accepted representing extensions of credit.

          "GAAP" means generally accepted accounting principles as in effect in the United States on the date of this Agreement, applied on a consistent basis.

          "INCOME TAXES" shall mean taxes measured by or with reference to net income imposed by any federal, state, local or foreign governmental taxing authority, including additions to tax and penalties related to such taxes, and interest on such taxes and on such additions to tax and penalties.

          "LIEN" shall mean any claim, lien, pledge, option, charge, security interest, mortgage, right-of-way, encumbrance or other right of any third party.

          "LOSSES" means any claims, liabilities, losses, damages (including consequential damages and damages for lost profits), deficiencies, assessments, judgments, remediations and costs or expenses (including reasonable attorneys', consultants' and experts' fees and expenses).

          "MOST RECENT BALANCE SHEET" has the meaning specified in
SECTION 3.1(H).

          "MOST RECENT FINANCIAL STATEMENTS" has the meaning specified in
SECTION 3.1(H).

          "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "PERSON" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a governmental authority.

          "PRE-CLOSING PERIOD" shall mean any taxable period ending on or before the Closing Date.

          "PROPRIETARY RIGHTS" shall mean all (i) patents, patent applications, patent disclosure and inventions (whether patentable or unpatentable and whether or not reduced to practice), (ii) trademarks, service marks, trade dress, trade names, logos, slogans, corporate names and Internet domain names, and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works, and registrations and applications for registration thereof, (iv) computer software, data bases and documentation, and (v) trade secrets and other confidential information (including ideas, formulae and compositions), know-how, processes, techniques, research and development information, drawings, specifications, designs, plans, proposals, data, financial, business and marketing plans and customer and supplier lists and information.

          "PROSPECTUS" means the prospectus included in the Company's registration statement on Form S-1 filed with the Securities and Exchange Commission on November 20, 1997.

          "RELATED AGREEMENTS" means the Stockholders Agreement, Registration Rights Agreement, Warrant Agreement and Research and License Agreement attached as exhibits to this Agreement.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY INTEREST" shall mean any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves have been established on the Most Recent Financial Statements, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "SUBSIDIARY" means any Person whose (a) securities having ordinary voting power to elect a majority of its board of directors or managing or general partners (or other persons having similar functions) or (b) other ownership interests (including partnership and membership interests) ordinarily constituting a majority interest in the capital, profits or cash flow of such Person, are at the time, directly or indirectly, owned or controlled by such other Person, or by one or more other Subsidiaries of such other Person, or by such other Person and one or more of its other Subsidiaries.

          "TAX" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and any amounts payable pursuant to the determination or settlement of an audit.

          "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Section 1.2 INTERPRETATION. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word "including" means "including, but not limited to"; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa; and (iv) words importing the singular shall also include the plural, and vice versa.


                                      ARTICLE II
                         PURCHASE AND SALE OF STOCK: CLOSING

          Section 2.1 TRANSFER OF STOCK. Upon the terms and subject to the conditions contained herein, the Company shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire and in reliance upon the representations, warranties and covenants contained herein, at the Closing, the Stock free and clear of all Liens or Security Interests, other than those which may have been created by the Buyer.

          Section 2.2 CLOSING. The closing of the transactions contemplated herein shall be held at 10:00 a.m., local time, on the later of (i) December 19, 1997, and (ii) one (1) business day after the satisfaction or waiver of all conditions to closing contained in Articles V and VI, (the "CLOSING" or the "CLOSING DATE"), at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, NY, or such other time and/or place as the parties hereto otherwise agree.

          Section 2.3 CONSIDERATION FOR STOCK. Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Stock, Buyer shall pay to the Company by wire transfer of immediately available funds, the amount of twenty million dollars (US $20,000,000) (the "PURCHASE PRICE").
In the case of the sale of Common Stock in the First Listing (as that term is defined in the Registration Rights Agreement attached hereto as EXHIBIT E), if the Common Stock sold in the First Listing is sold for a consideration per share which is less than the Current Conversion Price (as that term is defined in Section 4.1(c) of the Articles) in effect immediately prior to the consummation of such First Listing, then, upon consummation of the First Listing, the Company shall issue an additional number of shares of Common Stock (rounding a fractional share to the nearest whole share) to the Buyer for no consideration in an amount equal to: (i)(A) the Current Conversion Price MULTIPLIED by the number of shares of Common Stock issuable upon conversion of all of the Stock held by Buyer immediately prior to the consummation of the First Listing (in each case, after giving effect to any stock split, reverse stock split, share combination or similar recapitalization affecting the Common Stock made or to be made in connection with the First Listing), DIVIDED BY

(B) the price per share at which the Common Stock is sold by the Company in the First Listing LESS (ii) the number of shares of Common Stock issuable upon exercise of all of the Stock held by the Buyer immediately prior to the consummation of the First Listing (after giving effect to any stock split, reverse stock split, share combination or similar recapitalization affecting the Common Stock made or to be made in connection with the First Listing). The Stock shall be convertible into the Common Stock pursuant to the terms and conditions of the Articles. The Company hereby represents that nothing contained in this Section 2.3 conflicts with the Articles.

          Section 2.4 CLOSING DELIVERIES OF THE COMPANY. To effect the transfer referred to in SECTION 2.1 hereof and the delivery of the consideration described in SECTION 2.3 hereof, the Company shall, on the Closing Date, deliver the following to Buyer:

          (a) certificates evidencing the Stock, free and clear of any and all Liens;

          (b) all consents, approvals, releases, and waivers from governmental authorities and other third parties required or necessary as a result of the transactions contemplated hereby, reasonably satisfactory in form and substance to Buyer and its counsel; and

          (c) all other documents required to be delivered pursuant to Article VI hereof not specifically mentioned in this Section.

All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer and its counsel.

          Section 2.5 CLOSING DELIVERIES BY BUYER. To effect the transfer referred to in SECTION 2.1 hereof and the delivery of the consideration described in SECTION 2.3 hereof, Buyer shall, on the Closing Date, deliver the following to the Company:

          (a) Buyer shall have tendered to the Company the Purchase Price, by wire transfer of immediately available funds to such account of which the Company shall have given prior written notice to Buyer hereunder; and

          (b) Buyer shall have tendered all other documents required to be delivered pursuant to Article V hereof and not specifically mentioned in this Section.

All instruments and documents executed and delivered to the Company pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to the Company and its counsel.

                                    ARTICLE III
                                REPRESENTATIONS AND
                              WARRANTIES OF THE COMPANY
          Section 3.1 REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY. The Company represents and warrants to the Buyer that the statements contained in this SECTION 3.1 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Company to the Buyer on the date hereof (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this SECTION 3.1.

          (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, condition (financial or otherwise), operations, results of operations, or future prospects of the Company. The Company has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. SECTION 3.1(A) of the Disclosure Schedule lists the directors and officers of the Company.

          (b) CAPITALIZATION. The entire authorized, issued and outstanding capital stock of the Company is set forth on SECTION 3.1(B) of the Disclosure Schedule. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record free and clear of all Liens, claims, encumbrances and restrictions whatsoever, except as set forth on SECTION 3.1(B) of the Disclosure Schedule. Except as set forth on SECTION 3.1(B) of the Disclosure Schedule, no shares of the Company's capital stock are reserved for issuance or are held as treasury shares. Except as set forth on SECTION 3.1(B) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock, nor any stock appreciation rights, phantom stock, or similar rights or instruments. The shares of Common Stock issuable upon conversion of the Stock have been duly and validly reserved, are currently subject to preemptive rights or rights of first refusal (the waiver of which must be obtained as of the Closing Date in connection with the transactions contemplated by this Agreement), and, upon issuance, will be duly authorized, validly issued, fully paid, and nonassessable. The Stock will represent twenty percent (20%) on a fully diluted basis of the Common Stock Deemed Outstanding immediately after the Closing Date.

          (c) AUTHORIZATION; VALIDITY. The Company has all necessary power and authority to enter into this Agreement and the Related Agreements, and, subject to obtaining requisite Stockholder approvals, waivers, and consents has taken all action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder and under the Related Agreements. This Agreement has been duly executed and delivered by the Company, and this Agreement and each of the Related Agreements when executed will be a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.
As of the Closing Date, the Company shall have authorized the issuance of the Stock, with the rights and privileges described in the Articles.

          (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the issuance of Common Stock upon conversion of the Stock and execution and delivery of the Related Agreements), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, condition (financial or otherwise), operations, results of operations, or future prospects of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement (a "MATERIAL ADVERSE EFFECT"). Except as set forth on SECTION 3.1(D) of the Disclosure Schedule, the Company does not need to obtain any authorization, consent, or approval of, or make any declaration, filing or registration with, any government or governmental agency or regulatory authority in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such authorizations, consents, approvals, declarations, filings or registrations would not have a Material Adverse Effect.

          (e) BROKERS' FEES. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (f) TITLE TO ASSETS; SUFFICIENCY. Except as set forth on SECTION 3.1(F) of the Disclosure Schedule, the Company has good and marketable title to, or a valid leasehold interest in, the material properties and assets used by it or otherwise necessary to conduct its business, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. The assets currently owned by the Company or leased by the Company pursuant to any lease agreement entered into in the Ordinary Course of Business or otherwise disclosed to Buyer constitute all of the assets necessary to conduct the business of the Company in accordance with past practices as of the Most Recent Fiscal Month End and as of the date hereof.

          (g)  SUBSIDIARIES. The Company has no Subsidiaries.

          (h) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT A are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) audited balance sheet and statements of operations, redeemable preferred stock and stockholders' equity (deficit), and cash flow as of and for the fiscal year ended December 31, 1996 (the "MOST RECENT FISCAL YEAR END") for the Company; and
(ii) unaudited consolidated and consolidating balance sheets (the "MOST RECENT BALANCE SHEET") and statements of operations, redeemable preferred stock and stockholders' equity (deficit), and cash flow (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the nine months ended September 30, 1997 (the "MOST RECENT FISCAL MONTH END") for the Company. The Financial Statements (including the notes thereto) have been prepared from the books and records of the Company, are correct and complete, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods; PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to normal year-end adjustments (which adjustments will not be material, either individually or in the aggregate) and lack footnotes and other presentation items.

          (i) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, condition (financial or otherwise), operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date and except as set forth on SCHEDULE 3.1(I) of the Disclosure Schedule:

               (i) the Company has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

               (ii) the Company has not entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

              (iii) no party (including the Company) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which the Company is a party or by which the Company is bound;

               (iv) no Security Interest upon any of the assets, tangible or intangible of the Company have been created or incurred;

               (v) the Company has not made any capital expenditures in an amount in excess of $50,000, either individually or in the aggregate;

               (vi) the Company has not made any capital investment in, or any loan to, any other Person;

              (vii) the Company has not created, incurred, assumed, or guaranteed more than $50,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

             (viii) the Company has not granted any license or sublicense of any material rights under or with respect to any Company Proprietary Rights;

               (ix) there has been no change made or authorized in the charter or bylaws of the Company;

               (x) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               (xi) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

              (xii) the Company has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

             (xiii) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees, other than employment arrangements entered into in the Ordinary Course of Business and disclosed in writing to Buyer;

              (xiv) the Company has not granted any increase in the base compensation of or made any other material change in the employment terms of any of its directors, officers and employees;

               (xv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

              (xvi) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees;

             (xvii) the Company has not conducted its cash management customs and practices other than in the usual and ordinary course of business in accordance with past practice; and

            (xviii) the Company has not committed to do any of the foregoing.

          (j) UNDISCLOSED LIABILITIES. The Company does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business, none of which is a liability resulting from, arising out of, relating to, in the nature of or caused by any breach of contract, breach of warranty, tort, infringement, claim or lawsuit.

          (k) LEGAL COMPLIANCE. The Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to so comply would not have a Material Adverse Effect.

          (l)  TAX MATTERS.

               (i) The Company has duly and timely filed all Tax Returns it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been timely paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. The Company has maintained adequate provision for, and adequate funds to pay, Taxes payable by the Company as of September 30, 1997, and such provision and funds (as adjusted for the passage of time through the Closing Date in accordance with the past custom and practices of the Company in filing its Tax Returns) will be adequate for Taxes payable by the Company as of the Closing Date.

               (ii) There is no material dispute or claim concerning any Tax liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Company has knowledge based upon contact with any agent of such authority.

              (iii) SECTION 3.1(L) of the Disclosure Schedule lists all Tax Returns that have been audited, and indicates those Tax Returns that currently
are the subject of audit.   The Company has not waived any statute of
limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

               (iv) The Company has not received, or expects to receive, from any taxing authority any written notice of proposed adjustment, deficiency, underpayment of Taxes or any other such notice which has not been satisfied by payment or been withdrawn, and no claims have been asserted relating to such Taxes against the Company;

               (v) The Company has withheld and paid all required Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other similar third party;

               (vi) The Company has not filed a consent to the application of
Section 341(f) of the Code;

              (vii) The Company will not be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign Tax law) in taxable income for any Tax period beginning on or after the Closing Date, or (B) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax law), to include any item or income in or exclude any item of deduction from any Tax period beginning on or after the Closing Date;

             (viii) The Company has disclosed on its income Tax Returns all positions taken therein that could give rise to an accuracy-related penalty under Section 6662 of the Code (or any corresponding provision of Tax law);

               (ix) The Company has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G or Section 162(m) of the Code;

               (x) No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Taxes or file Tax Returns that such entity is or may be subject to Taxes assessed by such jurisdiction;

               (xi) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);

              (xii) The Company is not a party to any Tax allocation or sharing agreement;

             (xiii) All Taxes imposed by law (if any) in connection with the issuance, sale, and delivery of the Stock shall have been fully paid, and all laws imposing such Taxes shall have been fully complied with in all material respects, prior to the Closing Date; and

              (xiv) The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any Person (other than the Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (m)  INTELLECTUAL PROPERTY.

               (i) The Company has not interfered with, infringed upon, misappropriated, or violated any material Proprietary Rights of any third party, in any material respect, and the Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Proprietary Rights of any third party). To the knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or violated any material Proprietary Rights of the Company in any material respect.

               (ii) SECTION 3.1(M)(II) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of the Company Proprietary Rights, identifies each pending patent application or application for registration which the Company has made with respect to the Company Proprietary Rights, and identifies each material license, agreement, or other permission which the Company has granted to any third party with respect to the Company Proprietary Rights (together with any exceptions).
SECTION 3.1(M)(II) of the Disclosure Schedule also identifies each material trade name or unregistered trademark used by the Company.

              (iii) SECTION 3.1(M)(III) of the Disclosure Schedule identifies each material item of the Company Proprietary Rights that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. With respect to each item of the Company Proprietary Rights required to be identified in SECTION 3.2(M)(III) of the Disclosure Schedule:

               (iv) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

               (v) no party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

               (vi) no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; and

              (vii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

             (viii) the Company owns or has a license to use all Proprietary Rights necessary for the operation of its business as conducted as of the Most Recent Fiscal Year End and as currently conducted.

          (n) CONTRACTS. SECTION 3.1(N) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

               (i) any agreement (or group of related agreements) for the consignment or lease of machinery, equipment or other personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, products, machinery, equipment or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000;

              (iii) any capitalized lease, pledge, conditional sale or title retention agreement involving the payment of more than $50,000 in the aggregate;

               (iv) any agreement concerning a partnership or joint venture;

               (v) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (vi) any agreement concerning confidentiality or noncompetition or otherwise prohibiting the Company from freely engaging in any business;

              (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, or employees;

             (viii) any license, royalty or other agreement relating to the Company Proprietary Rights;

               (ix) any agreement containing commitments of suretyship, guarantee or indemnification (except for guarantees, warranties and indemnities provided by the Company in the Ordinary Course of Business and those having a contract value, individually or in the aggregate of $25,000 or less);

               (x) any mortgage, indenture, note, bond or other agreement relating to indebtedness incurred or provided by the Company;

               (xi) any agreement involving a governmental body;

              (xii) any collective bargaining agreement;

             (xiii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing material severance benefits;

              (xiv) any agreement under which the consequences of a default or termination could have a Material Adverse Effect; and

               (xv) any commitment to do any of the foregoing described in clauses (i) through (xiv).

The Company has made available to the Buyer a correct and complete redacted copy of each written agreement listed in SECTION 3.1(N) of the Disclosure Schedule and a written summary setting forth the material terms and conditions of each oral agreement referred to in SECTION 3.1(N) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects and will continue to be so following the Closing; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement. Except as specifically identified in SECTION 3.1(N) of the Disclosure Schedule, the Company is not a party to any contract, agreement or understanding which contains a "change in control", "potential change in control" or similar provision which could be triggered by the transactions contemplated by this Agreement

          (o) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company.

          (p)  LITIGATION.

               (i) SECTION 3.1(P) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the knowledge of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

               (ii) The Company has not admitted in writing its inability to pay its debts generally as they become due, filed, or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any similar law or statute of the United States of America or any other jurisdiction.

          (q) BOOKS AND RECORDS. The stock records of the Company fairly and accurately reflect in all material respects the record ownership of all of the outstanding shares of the Company's capital stock. The other books and records of the Company, including financial records, minute books and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices.

          (r) TRANSACTION WITH AFFILIATES. Except as set forth on in SECTION 3.1(R) of the Disclosure Schedule, none of the Company's shareholders, directors, officers or employees nor any of their respective relatives or Affiliates is involved in any business arrangement or relationship with the Company (whether written or oral), and none of the Company's shareholders, directors, officers or employees nor any of their respective relatives or Affiliates owns any property or right, tangible or intangible, which is used by the Company.

          (s) FUNDED DEBT. Except as set forth in SECTION 3.1(S) of the Disclosure Schedule the Company does not have outstanding any Funded Debt nor is a guarantor or is otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

          (t) OFFERING. Subject in part to the truth and accuracy of the Buyer's representations and warranties set forth in this Agreement, the offer, sale, and issuance of the Stock and the issuance of the Common Stock upon the conversion of the Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of the laws of any applicable jurisdiction of the United States, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          (u) CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority of the United States, including the Secretary of State of the State of Delaware, is required in connection with the Company's valid execution, delivery, or performance of this Agreement or any of the Exhibits hereto, or the offer, sale, or issuance of the Stock by the Company or the consummation of any other transaction contemplated on the part of the Company hereby or pursuant to any such Exhibit, except for such filings as have been made prior to the Closing.

          (v) BUSINESS OF THE COMPANY. There is no pending or, to the best of the Company's knowledge and belief, threatened claim or litigation against or affecting the Company contesting its right to perform any of the services presently conducted by or proposed to be conducted by the Company or to produce, manufacture, sell, or use any product, process, method, substance, part, or other material presently produced, manufactured, sold, or used or planned to be produced, manufactured, sold, or used by the Company in connection with the business and operations of the Company. The Company has no knowledge or belief that (i) there exists, or there is pending or planned, any patent, invention, device, application or principle, or any statute, rule, law, regulation, standard, or code that would materially affect the condition, financial or otherwise, operations or prospects of the Company; or (ii) there is any other factor (other than fire, flood, accident, act of war, or civil commotion, or any other cause or event beyond the control of the Company) that materially adversely affects the condition, financial or otherwise, business, or the operations of the Company.

          (w) PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed, has reason to claim, or has requested information to suggest that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of its employment, consulting, non-competition, or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present employees. To the best knowledge of the Company, after due inquiry, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any other person in connection with the conduct of the Company's business (as now conducted and as proposed to be conducted).

          (x)  DISCLOSURE.  The representations and warranties contained in this
SECTION 3.1 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this SECTION 3.1 not misleading.


                                      ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Company as follows:

          Section 4.1 ORGANIZATION OF BUYER. Buyer is a company duly organized, validly existing, and in good standing under the laws of Quebec. The Buyer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, condition (financial or otherwise), operations, results of operations, or future prospects of the Buyer. The Buyer has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

          Section 4.2 AUTHORIZATION; VALIDITY. The Buyer has all necessary power and authority to enter into this Agreement and the Related Agreements, and has taken all action necessary to consummate the transactions contemplated hereby and to perform its obligations hereunder and under the Related Agreements. This Agreement has been duly executed and delivered by the Buyer and this Agreement and each of the Related Agreements when executed will be a legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

          Section 4.3 NO CONFLICT OR VIOLATION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the execution and delivery of the Related Agreements), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, condition (financial or otherwise), operations, results of operations, or future prospects of the Buyer or on the ability of the Parties to consummate the transactions contemplated by this Agreement (a "BUYER MATERIAL ADVERSE EFFECT"). The Buyer does not need to obtain any authorization, consent, or approval of, or make any declaration, filing or registration with, any government or governmental agency or regulatory authority in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such authorizations, consents, approvals, declarations, filings or registrations would not have a Buyer Material Adverse Effect.

          Section 4.4 NO BROKERS. Neither Buyer nor any affiliate of Buyer has entered into or will enter into any agreement, arrangement or understanding with any person or entity which will result in the obligation of the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          Section 4.5 INVESTMENT. Buyer is acquiring the Stock, and will be acquiring the shares of Common Stock issuable upon conversion of the Stock, for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. Buyer understands that the Stock and the shares of Common Stock issuable upon conversion of the Stock have not been registered under the Securities Act by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

                                     ARTICLE V
                      CONDITIONS TO THE COMPANY'S OBLIGATIONS

          The obligation of the Company to transfer the Stock to Buyer on the Closing Date is subject to the satisfaction or waiver by the Company, on or prior to the Closing Date, of each of the following conditions:

          Section 5.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

          Section 5.2 NO INJUNCTION. No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.

          Section 5.3 OPINION OF COUNSEL. Buyer shall have delivered to the Company an opinion of the general counsel of Buyer, in form and substance reasonably satisfactory to the Company and its counsel.

          Section 5.4 PAYMENTS. Buyer shall have tendered the Purchase Price to the Company in accordance with SECTION 2.3.

          Section 5.5 CERTIFICATES. Buyer will furnish the Company with the following certificates of its officers, directors and others to evidence compliance with the conditions set forth in this Article V:

          (a) COMPLIANCE CERTIFICATE. A certificate signed by the chief executive officer of the Buyer that each of the representations and warranties made by the Buyer in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and that the Company has performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complies with on or prior to the Closing Date.

          (b) CERTIFIED RESOLUTIONS. Certified copies of the resolutions of the Board of Directors of the Buyer, authorizing and approving this Agreement and the consummation of the transactions contemplated hereby.

          (c) INCUMBENCY CERTIFICATE. Incumbency certificates relating to each Person executing (as corporate officer or otherwise on behalf of another Person) any document executed and delivered to the Company pursuant to the terms hereof.

          Section 5.6 CONSENTS. All consents, approvals, and waivers from governmental authorities and other parties required or necessary as a result of the transactions contemplated hereby, including, without limitation, those set forth on SECTION 5.6 of the Disclosure Schedule, shall have been obtained.

          Section 5.7 AMENDMENT OF RESTATED CERTIFICATE; AMENDED AND RESTATED STOCKHOLDERS AGREEMENT; REGISTRATION RIGHTS AGREEMENT; WARRANT AGREEMENT. The Company shall have amended its Certificate of Incorporation in the form set forth as EXHIBIT C attached hereto, and the Stockholders Agreement in the form attached hereto as EXHIBIT D, the Registration Rights Agreement, in the form attached hereto as EXHIBIT E, and the Warrant Agreement, in the form attached as EXHIBIT F, shall have been executed by the parties thereto.

          Section 5.8 ABSENCE OF LITIGATION. No action, suit, investigation or proceeding shall have been commenced or threatened by a governmental agency or third party against Buyer, the Company, or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

          Section 5.9 SECURITIES LAW COMPLIANCE. All such actions and steps necessary to assure compliance with applicable Federal securities laws and the securities laws of any other jurisdiction of the United States, including all authorizations, approvals, and permits, if any, of any governmental authority or regulatory body in any jurisdiction where the Stock is being sold, that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement, the conversion of the Stock into Common Stock, and the issuance of such Common Stock upon such conversion shall have been duly obtained and shall be effective at and as of the Closing.

          Section 5.10 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Buyer in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

          Section 5.11 CLOSING DATE. The Closing Date shall occur no later than January 6, 1998, unless extended by the Company in its sole discretion.

          Section 5.12 RESEARCH AGREEMENT. The Research and License Agreement between the Company and Buyer, substantially in the form attached hereto as EXHIBIT G shall have been executed.


                                     ARTICLE VI
                         CONDITIONS TO BUYER'S OBLIGATIONS

          The obligations of Buyer to purchase the Stock as provided hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          Section 6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company contained in this Agreement shall be true and correct when made and, except as contemplated by this Agreement, at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and the Company shall have performed all agreements and covenants required hereby to be performed by either of them prior to or at the Closing Date.

          Section 6.2 CONSENTS. All consents, approvals and waivers from governmental authorities and other parties required or necessary as a result of the transactions contemplated hereby, including, without limitation, those set forth in SECTION 6.2 of the Disclosure Schedule, shall have been obtained.

          Section 6.3 NO INJUNCTION. No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.

          Section 6.4 DOCUMENTS TO BE DELIVERED BY COMPANY. At the Closing, Company shall have delivered to Buyer the following documents, in each case duly executed or otherwise in proper form:

          (a) STOCK CERTIFICATE(S). Stock certificates representing all of the Stock.

          (b) COMPLIANCE CERTIFICATE. A certificate signed by the chief executive officer of the Company that each of the representations and warranties made by the Company in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, and that the Company has performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complies with on or prior to the Closing Date.

          (c) OPINION OF COUNSEL. A written opinion of Nutter, McClennen & Fish, LLP, counsel to the Company, dated as of the Closing Date, addressed to Buyer, in form and substance reasonably satisfactory to Buyer and its counsel.

          (d) CERTIFIED RESOLUTIONS. Certified copies of the resolutions of the Board of Directors, authorizing and approving this Agreement and the consummation of the transactions contemplated hereby.

          (e) CERTIFICATE; BYLAWS; GOOD STANDINGS. (i) A copy of the certificate of incorporation of the Company certified as of a recent date by the Secretary of State of the state of incorporation of the Company, (ii) a copy of the bylaws of the Company certified by the secretary of the Company, and (iii) certificates of good standing for the Company from the Secretary of State of the state of incorporation of the Company and from each other jurisdiction in which the Company is required to qualify to do business, in each case dated not more than five (5) days prior to the Closing Date.

          (f) INCUMBENCY CERTIFICATE. Incumbency certificates relating to each person executing (as corporate officer or otherwise on behalf of another person) any document executed and delivered to Buyer pursuant to the terms hereof.

          (g) OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

          Section 6.5 AMENDMENT OF RESTATED CERTIFICATE; AMENDED AND RESTATED STOCKHOLDERS AGREEMENT; REGISTRATION RIGHTS AGREEMENT; WARRANT AGREEMENT. The Company shall have amended its Certificate of Incorporation in the form set forth as EXHIBIT C attached hereto, and the Stockholders Agreement, in the form attached hereto as EXHIBIT D, the Registration Rights Agreement, in the form attached hereto as EXHIBIT E, and the Warrant Agreement, in the form attached as EXHIBIT F, shall have been executed by the parties thereto.

          Section 6.6 ABSENCE OF LITIGATION. No action, suit, investigation or proceeding shall have been commenced or threatened by a governmental agency or third party against Buyer, the Company, or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

          Section 6.7 SECURITIES LAW COMPLIANCE. All such actions and steps necessary to assure compliance with applicable Federal securities laws and the securities laws of any other jurisdiction of the United States, including all authorizations, approvals, and permits, if any, of any governmental authority or regulatory body in any jurisdiction where the Stock is being sold, that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement, the conversion of the Stock into Common Stock, and the issuance of such Common Stock upon such conversion shall have been duly obtained and shall be effective at and as of the Closing.

          Section 6.8 ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the Buyer and its counsel, and the Buyer and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

          Section 6.9 CLOSING DATE. The Closing Date shall occur no later than January 6, 1998, unless extended by Buyer in its sole discretion.

          Section 6.10 RESEARCH AGREEMENT. The Research and License Agreement, between the Company and Buyer, substantially in the form attached hereto as EXHIBIT G, shall have been executed.

                                     ARTICLE VII
                                POST-CLOSING COVENANTS

          Section 7.1 FURTHER ASSURANCES. On and after the Closing Date, the Company and Buyer will take all appropriate action and execute (or cause to be executed) all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

          Section 7.2 PUBLIC ANNOUNCEMENTS. The timing and content of all announcements regarding any aspect of this Agreement or the transactions contemplated hereto to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance by the Parties hereto; PROVIDED, that each party hereto may make any such announcement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of law or regulation, it being understood and agreed that each party shall promptly provide the other parties hereto with copies of any such announcement; and PROVIDED FURTHER that Buyer, the Company, or their respective Affiliates may make any announcement or disclosure to current or future financing sources or subsequent purchasers or assignees of substantially all of the capital stock or assets of Buyer, the

Company or Affiliate thereof without consent of or disclosure to the Company or the Buyer, as the case may be.

          Section 7.3 AVAILABILITY OF COMMON STOCK FOR CONVERSION AND EXERCISE. The Company will keep such number of shares of Common Stock unissued and available for issuance in order to permit conversion of all the then outstanding shares of Stock.

                                    ARTICLE VIII
                                  INDEMNIFICATION

          Section 8.1 SURVIVAL, REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Company and Buyer contained herein or in any certificates or other documents delivered at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties provided for in this Agreement shall survive for 24 months beyond the Closing Date, except that the representations and warranties set forth in SECTIONS 3.1(B) and 4.2 shall survive indefinitely. The provisions of this SECTION 8.1 shall not limit any covenant or agreement of the parties hereto which, by its terms, contemplates performance after the Closing Date. The indemnification provisions contained in this Article VIII are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any party hereto may have for any breach of any representation, warranty, or covenant. The covenants and agreements in this
Article VIII shall survive until such time as any claim for indemnification is finally settled in accordance with the terms hereof.

          Section 8.2    INDEMNIFICATION OBLIGATION OF THE COMPANY.

          (a) The Company agrees to indemnify Buyer and its Affiliates, stockholders, officers, directors, employees, agents, representatives and successors and assigns (collectively, the "BUYER INDEMNITEES") in respect of, and save and hold each Buyer Indemnitee harmless against and pay on behalf of or reimburse each Buyer Indemnitee as and when incurred, any Losses which any Buyer Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of, without duplication:

               (i) any facts or circumstances which constitute a misrepresentation or breach by the Company set forth in this Agreement (including any Schedule hereto), or any certificate delivered by the Company pursuant to this Agreement (provided that the Company is given written notice of such Loss during the survival period specified in SECTION 8.1 above);

               (ii) any nonfulfillment or breach of any covenant of the Company set forth in this Agreement; and

               (iii) expenses of the Company incident to this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses and Taxes described in SECTION 9.8).

          (b) Notwithstanding the foregoing, the Company shall not be required to indemnify the Buyer Indemnitees in respect of any Losses Buyer suffers, sustains or becomes subject to as a result of or by virtue of any of the occurrences referred to in SECTION 8.2(A)(I) above (other than losses arising out of any misrepresentation or breach under any of Sections 3.1(b) and (d) unless the aggregate of all such Losses exceeds $200,000; PROVIDED, that in such event, the Company shall be responsible for the amount of all such Losses. In no event shall the Company be obligated to indemnify the Buyer Indemnities under this Article VIII in respect of any Losses Buyer suffers, sustains, or becomes subject to, as a result of or by virtue of any of the occurrences referred to in
SECTION 8.2(A)(I) above in excess of $20,000,000 in the aggregate.

          Section 8.3 INDEMNIFICATION OBLIGATION OF BUYER. Buyer will indemnify the Company and its Affiliates, stockholders, officers, managers, directors, employees, agents, representatives and successors and assigns (collectively, the "COMPANY INDEMNITEES") in respect of, and save and hold each Company Indemnitee harmless against any Losses which such Company Indemnitee suffers, sustains or becomes subject to as a result of or by virtue of, without duplication:

          (a) any facts or circumstances which constitute a misrepresentation or breach of by Buyer set forth in this Agreement or any certificate delivered by Buyer pursuant to this Agreement (provided that Buyer is given written notice of such Loss during the applicable survival period specified in SECTION 8.1 above); or

          (b) any nonfulfillment or breach of any covenant or agreement of the Buyer set forth in this Agreement.

          Section 8.4  INDEMNIFICATION PROCEDURES.

          (a)  Any Person making a claim for indemnification pursuant to
SECTION 8.2 OR 8.3 above (each, an "INDEMNIFIED PARTY") must give the party from whom indemnification is sought (an "INDEMNIFYING PARTY") written notice of such claim promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "PROCEEDING") against or involving the Indemnified Party by any Person or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; PROVIDED, that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to SECTION 8.2 or 8.3 above, as applicable, except to the extent that such failure actually harms the Indemnifying Party.

          (b) With respect to the defense of any Proceeding against or involving an Indemnified Party in which any Person in question seeks only the recovery of a sum of money (and not for injunctive or equitable relief) for which indemnification is provided in SECTION 8.2 OR 8.3 above, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnified Party; PROVIDED, that before the Indemnifying Party assumes control of such defense it must first:

               (i) enter into an agreement with the Indemnified Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Losses relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

               (ii) furnish the Indemnified Party with evidence that the Indemnifying Party, in the Indemnified Party's sole judgment, is and will be able to satisfy any such liability.

          (c) Notwithstanding SECTION 8.4(B) above: (i) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (provided that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense), and (ii) the Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if:

               (i) the Indemnified Party reasonably believes that an adverse determination of such Proceeding could be materially detrimental to or materially injure the Indemnified Party's reputation or future business prospects;

               (ii) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding; or

              (iii) a court of competent jurisdiction rules that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

          (d) The Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such claim or Proceeding or ceasing to defend such claim or Proceeding, provided that any such settlement shall provide for the full release of all claims against each Indemnified Party. The Indemnified Party shall not settle any claim or proceeding without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

          Section 8.5    PAYMENT.  Upon the determination of the liability under
Article VIII or otherwise between the parties or by judicial proceeding, the appropriate party shall pay to the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder. In the event that the Indemnified Party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other Person, to setoff the unpaid amount of any such claim against any amounts owed by it under any instrument or agreement entered into pursuant to this Agreement or otherwise. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim.


                                     ARTICLE IX
                                   MISCELLANEOUS

          Section 9.1 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of Buyer, or by Buyer without the prior written consent of the Company, except that Buyer may, without such consent, assign, directly or indirectly, all of its rights and obligations under this Agreement to any of its Affiliates, any Person which provides financing to the Buyer or any of its Subsidiaries or any subsequent purchaser of the Buyer or its Affiliates (whether by merger, consolidation, sale of stock, sale of assets or otherwise). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, including a successor by amalgamation, merger, or otherwise. This Agreement shall be for the sole benefit of the parties hereto and their respective heirs, successors (including successors created by amalgamation, merger, or otherwise), permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, (including successors created by amalgamation, merger, or otherwise assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

          Section 9.2 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing. All such notices shall be delivered personally, by telecopier, by certified mail, return receipt requested, or by reputable overnight courier (costs prepaid), and shall be deemed given or made upon receipt thereof. All such notices are to be given or made to the parties at the following addresses (or to such other address as any party may designate by a notice given in accordance with the provisions of this Section):

          IF TO BUYER:

               BioChem Pharma Inc.
               275 Armand-Frappier Boulevard
               Laval, Quebec   H7V4A7
               Canada
               Attention:     Vice President, Legal Affairs
               Telecopy No.:  (514) 978-7755

          WITH COPIES (WHICH SHALL NOT CONSTITUTE NOTICE TO BUYER) TO:

               Kirkland & Ellis
               153 East 53rd Street
               New York, NY  10022
               Attention:     Luc A. Despins, Esq.
               Telecopy No.:  (212) 446-4900

          IF TO THE COMPANY:

               SCRIPTGEN Pharmaceuticals, Inc.
               200 Boston Avenue
               Medford, MA  02155
               Attention:  Mark T. Weedon
               Telecopy No.: (617) 396-1028

          WITH COPIES (WHICH SHALL NOT CONSTITUTE NOTICE TO THE COMPANY) TO:

               Nutter, McClennen & Fish, LLP
               One International Place
               Boston, MA 02110
               Attention:  Constantine Alexander, Esq.
               Telecopy No.:  (617) 973-9748

          SECTION 9.3 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES THEREOF. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          Section 9.4 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all Exhibits and Schedules hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          Section 9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 9.6 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          Section 9.7 HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          Section 9.8 EXPENSES. Except as otherwise provided herein, the Company and Buyer will each be liable for their respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby; PROVIDED, that the Company shall pay any and all transfer, gains, stamp and other similar Taxes, if any, assessed in connection with the transactions contemplated by this Agreement and shall have delivered evidence satisfactory to Buyer of the payment of such Taxes.

          Section 9.9 SPECIFIC PERFORMANCE. Each of the Buyer and the Company acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the terms and conditions of SECTION 9.3), in addition to any other remedy to which they may be entitled, at law or in equity.

          Section 9.10 TIME IS OF THE ESSENCE; COMPUTATION OF TIME. Buyer and the Company agrees that time is of the essence with respect to every covenant, condition to be satisfied, and action to be taken hereunder, and shall proceed accordingly with respect to every action necessary, proper or advisable to make effective the transactions contemplated by this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon any day which is not a business day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding business day.

          Section 9.11   WAIVER OF JURY TRIAL.   Each of the parties hereto
waives to the fullest extent permitted by law any right it may have to trial by jury in respect of any claim, demand, action or cause of action based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. The parties to this

Agreement each hereby agrees that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

          Section 9.12 VOTING AGREEMENTS. With respect to the Company First Listing (as that term is defined in the Registration Rights Agreement (attached as EXHIBIT E hereto)), the Buyer agrees to (a) vote the Stock in favor of adoption of the following proposals:

          (i)       approval of a blank check stock;


          (ii)      a reverse stock split;

          (iii) elimination of stockholder action by unanimous written consent; and

          (iv) approval of the equity incentive plan described in the Prospectus and indemnification agreements for officers and directors of the Company,

and (b) to grant all waivers necessary under Section 3(b) and 4 of the Stockholders Agreement (attached hereto as EXHIBIT D) reasonably necessary to facilitate such Company First Listing. The Buyer further agrees not to unreasonably withhold its vote in favor of all other proposals which require a vote of the stockholders of the Company in connection with such Company First Listing and as to which a majority of the votes cast by all of the holders of capital stock of the Company have been cast in favor of. The foregoing notwithstanding, the Buyer shall not be required to vote in favor of any such other proposal if such other proposal will not affect all stockholders of the Company (including Buyer) alike. Any approval granted under Subsection (a) of this section shall automatically be deemed rescinded and of no force and effect if the Company First Listing is not consummated on or before March 31, 1998. This Section shall not apply to a Company First Listing consummated after March 31, 1998.

          Section 9.13 AMALGAMATION. The Company acknowledges that Buyer has advised it that it proposes to carry out a reorganization, including an amalgamation, pursuant to which, among other things, a corporation named BioChem Holdings Inc. (the "Successor") will own all of the assets and be liable for all liabilities of Buyer (the "Amalgamation"). The Company hereby agrees that, upon consummation of the Amalgamation, the Successor shall have all of the rights and obligations of Buyer as if Successor had executed this Agreement on the date hereof in lieu of Buyer, and that neither Buyer nor Successor shall be required to send any notice of any kind regarding the Amalgamation nor seek the consent of the Company to such Amalgamation.

          Section 9.14 STANDSTILL AGREEMENT. For a period of five (5) years from the Closing Date, neither Buyer nor any member of the Buyer Group will, without prior approval of the Board of Directors of the Company, directly or indirectly:

          (a) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Common Stock or any securities which by the terms thereof are convertible into or exchangeable or exercisable for Common Stock if the effect of such acquisition will be to give the Buyer or any member of the Buyer Group, individually or collectively assuming conversion, exchange or exercise of any security convertible into or exchangeable or exercisable for Common Stock, the right to cast more than twenty-five percent (25%) of the votes entitled to be cast generally in the election of Directors of the Company on the date of acquisition;

          (b) make, or in any way participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the 1934 Act), solicit any consent or seek to advise or influence any person or entity with respect to the voting of any Common Stock or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the 1934 Act) with respect to a Change of Control;

          (c) form, join or encourage the formation of, any "person" within the meaning of Section 13(d)(3) of the 1934 Act with respect to any Common Stock to effectuate a Change of Control;

          (d) deposit any Common Stock into a voting trust or subject any such Common Stock to any arrangement or agreement with respect to the voting thereof with respect to a Change of Control;

          (e) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals regarding a Change of Control with respect to the Company as described in Rule 14a-8 under the 1934 Act, or induce or attempt to induce any other person to initiate any such stockholder proposal;

          (f) except as to the Investor Director (as that term is defined in Section 1 of the Stockholder's Agreement, attached as EXHIBIT D hereof) seek election to or seek to place a representative on the Board of Directors of the Company;

          (g) call or seek to have called any meeting of the stockholders of the Company regarding a Change of Control;

          (h) except through the Investor Director, act to seek to control of the Company;

          (i) solicit, seek to effect, negotiate with any other party with respect to, or make any proposal, wither written or oral, to the Board of Directors of the Company or any director or officer of the Company or otherwise make any public proposal whatsoever with respect to, any form of business combination transaction involving the Company and Buyer, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, or any restructuring, recapitalization or similar transaction with respect to the Company; or

          (j) instigate or assist any third party to do any of the foregoing with respect to a Change of Control, PROVIDED, HOWEVER, that nothing herein shall be deemed to prohibit or limit the sale by Buyer of the Stock to any other party under any circumstances not otherwise prohibited under other sections of this Agreement, the Related Agreements, or applicable securities' laws.

                              *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   SCRIPTGEN PHARMACEUTICALS, INC.


                                   By /s/ Mark T. Weedon
                                      ------------------------------
                                      Name: Mark T. Weedon
                                      Title: President and Chief
                                             Executive Officer


                                   BIOCHEM PHARMA, INC.


                                   By /s/ Francois Legault
                                      ------------------------------
                                      Name:  Francois Legault
                                      Title: Executive Vice President


                                   By /s/ Daniel Hetu
                                      ------------------------------
                                      Name:  Daniel Hetu
                                      Title: Vice President